Lawson Products Acquires Canadian Fastener Distributor
The Bolt Supply House Ltd.

CHICAGO - Oct. 3, 2017 - Lawson Products, Inc. (NASDAQ:LAWS) a distributor of products and services to the MRO marketplace, today announced the acquisition of The Bolt Supply House Ltd., based in Calgary, Canada, for a purchase price of approximately CAD$40.0 million, subject to customary post-closing price adjustments. The purchase price was funded with cash on hand and utilization of Lawson Products’ existing credit facility.

Founded in 1948, The Bolt Supply House Ltd., owned by John J. McCann and W. Brett Wilson, is a leading Canadian distributor of high quality fasteners, power tools and industrial MRO supplies, with annual sales of approximately CAD$43 million. The Bolt Supply House’s 13 branch locations and 27 sales territory managers serve companies and professional tradespeople in Alberta, Saskatchewan, and Manitoba, Canada. The company packages and ships products from a 43,000 square-foot distribution center in Calgary. The Bolt Supply House will operate under its brand as a subsidiary corporation of Lawson Products’ Canadian operating company.

The transaction marks Lawson Products’ fifth and largest acquisition in 24 months and more than doubles its sales in Canada.

Michael DeCata, president and chief executive officer of Lawson Products, Inc. said, “This transaction marks an important phase of Lawson Products’ growth strategy, acquiring companies that significantly add to our revenue and earnings. The acquisition will expand our distribution coverage in Western Canada to provide sales growth opportunities on enhanced regional fulfillment capabilities.

“With The Bolt Supply House acquisition, we’re partnering with a company with a similar history and culture. In addition, like Lawson Products, The Bolt Supply House is recognized for exceptional customer service, outstanding technical support and product expertise,” said DeCata.

John J. McCann, chief executive officer and principal shareholder of The Bolt Supply House, stated, “We selected Lawson because of their industry leadership, commitment to operational excellence and their focus on both employee and customer relationships. The two companies are now positioned to further capitalize on geographic growth opportunities.”

Kurt Mario, president of The Bolt Supply House, will continue to lead the company post-closing. Key sales and management members will continue in their existing leadership roles. The Bolt Supply House will continue to operate under its go-to-market strategy, with branch locations and sales territory managers. The Lawson Products and Kent Automotive businesses will continue with their sales rep based model, focusing on providing technical knowledge and vendor managed inventory services.

Third Coast Capital Advisors served as financial advisor to Lawson Products. Lawson Products’ acquisition of The Bolt Supply House Ltd. closed on October 3, 2017.

Lawson Products, Inc. will conduct a conference call with investors to discuss the acquisition at 9:00 a.m. Eastern Time on October 4, 2017. The conference call is available by direct dial at 1-877-737-7051 in the U.S. or 1-201-689-8878 from outside of the U.S. A replay of the conference call will be available approximately two hours after completion of the call through November 30, 2017. Callers can access the replay by dialing 1-877-481-4010 in the U.S. or 1-919-882-2331 outside the U.S. The PIN access number for the replay is 20379#.

About Lawson Products, Inc.

Celebrating our 65th anniversary in 2017, Lawson Products (NASDAQ: LAWS) is an industrial distributor of maintenance and repair products. Lawson carries a comprehensive line of products and provides inventory management services to the industrial, commercial, institutional and government maintenance, repair and operations (MRO) market. With several strategically located distribution centers in North America, Lawson ships to customers in all 50 states, Puerto Rico, Canada, Mexico and the Caribbean. Under its Kent Automotive brand, the Company supplies products to collision and mechanical repair shops as well as automotive OEMs. For additional information, please visit https://www.lawsonproducts.com or https://www.kent-automotive.com.

This Release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. The terms "may," "should," "could," "anticipate," "believe," "continues," "estimate," "expect," "intend," "objective," "plan," "potential," "project" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on management's current expectations, intentions or beliefs and are subject to a number of factors, assumptions and uncertainties that could cause or contribute to such differences or that might otherwise impact the business and include the risk factors set forth in Item 1A of the December 31, 2016, Form 10-K filed on February 23, 2017. The Company undertakes no obligation to update any such factor or to publicly announce the results of any revisions to any forward-looking statements whether as a result of new information, future events or otherwise.

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Media Contact:
Lawson Products, Inc.
Julie Baron
847-525-3043
Julie@CommunicationWorks.biz

Investor Relations Contact:
Lawson Products, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer
773-304-5665
Ron.Knutson@lawsonproducts.com